                                                                    Exhibit 21.1

                          LIONBRIDGE TECHNOLOGIES, INC.

                              LIST OF SUBSIDIARIES

                                                 JURISDICTION OF            NAME UNDER WHICH
                                                 INCORPORATION OR            SUBSIDIARY DOES
NAME OF SUBSIDIARY                                 ORGANIZATION                 BUSINESS
                                                 ----------------        -----------------------
Lionbridge America, Inc.                         Delaware                Lionbridge Technologies
Lionbridge Technologies California, Inc.         Delaware                VeriTest
Lionbridge Technologies Holdings, B.V.           The Netherlands         Lionbridge Technologies
Lionbridge Technologies, B.V.                    The Netherlands         Lionbridge Technologies
Lionbridge Technologies Ireland                  Ireland                 Lionbridge Technologies
Lionbridge Technologies S.A.R.L.                 France                  Lionbridge Technologies
Lionbridge Japan K.K.                            Japan                   Lionbridge Technologies
Japanese Language Services, Inc.                 Massachusetts           Lionbridge Technologies
Lionbridge Technologies (Canada) Inc.            Quebec                  Lionbridge Technologies
Harvard Translations, Inc.                       Massachusetts           Lionbridge Technologies
Lionbridge do Brasil, LTDA                       Brazil                  Lionbridge Technologies
INT'L.com, Inc.                                  Delaware                Lionbridge Technologies
International Language Engineering
   Corporation                                   Colorado                Lionbridge Technologies
Motus!                                           France                  Lionbridge Technologies
HuanQiu TongLian                                 China                   ChinaConnect
Lionbridge Technologies Deutschland,s
   GmbH                                          Germany                 Lionbridge Technologies
ILE Netherlands B.V.                             The Netherlands         Lionbridge Technologies
ILE International Corporation                    Colorado                Lionbridge Technologies
International Language Engineering, Ltd.         Hong Kong               Lionbridge Technologies
Data Dimensions, Inc.                            Delaware                VeriTest
Lionbridge Technologies Ireland Ltd.             Ireland                 Lionbridge Technologies
Lionbridge Technologies VeriTest UK Ltd.         United Kingdom          Lionbridge Technologies